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          MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       of
                      American Century California Tax-Free
                               and Municipal Funds
                        American Century Investment Trust
                        American Century Municipal Trust
                       American Century Mutual Funds, Inc.
                    American Century World Mutual Funds, Inc.
                    American Century Capital Portfolios, Inc.
                                     A Class

         WHEREAS,  each of the above named  corporations  (the  "Issuers") is an open-ended,  management  investment  company  registered  under  the  Investment
Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS,  the common stock of the Issuers is  currently  divided into a number of separate series of shares, or funds, each  corresponding to a distinct portfolio of securities; and

         WHEREAS, pursuant to Rule 18f-3 of the 1940 Act, the Issuers' Boards of
Trustees/Directors  (the "Board") have established multiple classes of shares of the various funds of the Issuers,  including an class of shares  designated as A
Class; and

         WHEREAS,  the Board, in considering  whether the Funds should adopt and implement  this A Class  Plan,  has  evaluated  such  information  as it  deemed necessary  to an  informed  determination  whether  this A Class Plan  should be adopted and implemented  and has considered such pertinent  factors as it deemed necessary  to form the basis for a decision  to use assets of the Funds for such purposes,  and has  determined  that there is a reasonable  likelihood  that the adoption  and  implementation  of this A Class Plan will  benefit  the Funds and their A Class shareholders; and

         WHEREAS,  the  Board  desires  to  authorize  the funds  identified  in
SCHEDULE A (the "Funds") to bear expenses of individual shareholder services and distribution of certain of their shares by adopting this Master Distribution and
Individual  Shareholder  Services Plan pursuant to Rule 12b-1 under the 1940 Act with respect to the A Class shares of each of the Funds; and

         WHEREAS,  AMERICAN CENTURY INVESTMENT MANAGEMENT,  INC. ("ACIM") is the
registered investment adviser to the Issuers; and

         WHEREAS,  the Issuers have entered into a  Distribution  Agreement (the
"Distribution  Agreement") with AMERICAN CENTURY INVESTMENT SERVICES,  INC. (the
"Distributor")  pursuant  to which  Distributor  serves  as  distributor  of the various classes of the Funds, including the A Class.

         NOW, THEREFORE,  the Issuers hereby adopt, on behalf of the Funds, this
Plan,  in accordance  with Rule 12b-1 under the 1940 Act on the following  terms and conditions:

Section 1.     Fees

a.       Fee. For  purposes of paying  costs and expenses  incurred in providing the distribution  services and/or individual  shareholder  services set forth in Sections 2 and 3 below,  the Funds  shall pay ACIM,  as paying agent for the Funds,  a fee equal to 25 basis points  (0.25%) per annum of the average  daily net assets of the shares of the Funds' A Class of shares (the "Fee").

b.       Applicability  to Additional  and Future  Funds.  If any of the Issuers
         desire  to add  additional,  currently-existing  funds  to the  Plan or establish  additional funds in the future, and the applicability of the
         Plan with  respect to such  existing  or new funds is  approved  in the manner set forth in Section 4 of this Plan, as well as by the then-sole shareholder  of the A Class  shares of such new  funds  (to the  extent shareholder  approval of new funds is required by then-current 1940 Act
         Rules),  this Plan may be amended  to provide  that such new funds will become  subject  to this Plan and will pay the Fee set forth in Section
         1(a) above, unless the Board specifies otherwise. After the adoption of this  Plan by the  appropriate  Board  with  respect  to the A Class of shares of the existing or new funds,  the term "Funds"  under this Plan shall thereafter be deemed to include the existing or new funds.

c.       Calculation and Assessment. Fees under this Plan will be calculated and accrued  daily by each Fund and paid  monthly  to ACIM or at such other intervals as the Issuers and ACIM may agree.

Section 2.        Distribution Services

a.       The  amount  set  forth in  Section  1(a) of this  Plan may be paid for services  in  connection  with any  activities  undertaken  or expenses incurred by the  Distributor  or its affiliates  primarily  intended to result in the sale of A Class shares of the Funds,  which  services may include but are not  limited to, (A) the payment of sales  commissions, ongoing commissions and other payments to brokers,  dealers,  financial institutions  or others  who sell A Class  shares  pursuant  to Selling
         Agreements;  (B)  compensation to registered  representatives  or other employees of Distributor  who engage in or support  distribution of the
         Funds' A Class shares;  (C)  compensation  to, and expenses  (including overhead and telephone expenses) of,  Distributor;  (D) the printing of prospectuses,  statements  of  additional  information  and reports for other than existing  shareholders;  (E) the  preparation,  printing and distribution of sales literature and advertising  materials provided to the Funds' shareholders and prospective shareholders; (F) receiving and
         answering  correspondence  from  prospective  shareholders,   including
         distributing  prospectuses,  statements of additional information,  and
         shareholder   reports;  (G)  the  providing  of  facilities  to  answer
         questions from prospective  investors about Fund shares;  (H) complying with federal and state  securities  laws pertaining to the sale of Fund shares;  (I) assisting  investors in completing  application  forms and selecting  dividend and other  account  options;  (J) the  providing of other reasonable assistance in connection with the distribution of Fund shares;  (K) the  organizing  and  conducting  of  sales  seminars  and payments  in the  form of  transactional  compensation  or  promotional incentives;  (L) profit on the  foregoing;  (M) the payment of "service fees," as  contemplated  by the Rules of Fair  Practice of the National
         Association  of Securities  Dealers,  Inc.  ("NASD") and (N) such other distribution  and services  activities as the Issuers  determine may be paid for by the  Issuers  pursuant  to the  terms  of this  Plan and in accordance with Rule 12b-1 of the 1940 Act.

b.       For  purposes  of the Plan,  "service  fees"  shall  mean  payments  in connection  with the  provision  of  personal,  continuing  services to investors in each Fund and/or the maintenance of shareholder  accounts,
         excluding-(i)   transfer  agent  and  subtransfer  agent  services  for
         beneficial  owners of a Fund's A Class  shares,  (ii)  aggregating  and processing purchase and redemption orders,  (iii) providing  beneficial owners with account  statements,  processing  dividend  payments,  (iv)
         providing  subaccounting services for A Class shares held beneficially,
         (v) forwarding  shareholder  communications to beneficial  owners,  and
         (vi)  receiving,   tabulating  and  transmitting  proxies  executed  by
         beneficial  owners;  provided,  however,  that  if the  NASD  adopts  a definition of "service fees" for purposes of Section 26(d) of the Rules of Fair  Practice  of the NASD (or any  successor  to such  rule)  that differs from the definition of "service  activities"  hereunder,  or if the NASD  adopts a  related  definition  intended  to  define  the same concept,  the  definition  of "service  fees" in this Section  shall be automatically  amended,  without  further  action  of the  parties,  to conform  to such  NASD  definition.  Overhead  and  other  expenses  of
         Distributor related to its service activities,  including telephone and other  communications  expenses,  may be  included  in the  information regarding amounts expended for such activities.

Section 3.        Individual Shareholder Services

As manager of the Fund's A Class of  shares,  ACIM may engage  third  parties to provide individual shareholder services to the shareholder of the A Class shares
("Individual  Shareholder  Services").  The amount set forth in Section  1(a) of this Plan may be paid to ACIM for  expenses  incurred by it as a result of these arrangements.  Such  Individual  Shareholder  Services and related  expenses may include,  but are not limited to, (A) individualized  and customized  investment advisory  services,  including the  consideration  of  shareholder  profiles and specific  goals;  (b) the  creation of  investment  models and asset  allocation
models  for  use  by  the  shareholder  in  selecting   appropriate  Funds;  (c)
proprietary  research about  investment  choices and the market in general;  (D)
periodic  rebalancing  of  shareholder  accounts to ensure  compliance  with the selected asset  allocation;  (E)  consolidation  of shareholder  accounts in one place; and (F) other individual services.

Section 4.        Effectiveness

Upon  receipt of  approval  by vote of both (a) the Board and (b) the members of the Board who are not interested  persons of the Issuers (as defined in the 1940
Act) and have no direct or indirect  financial  interest in the operation of the
Plan or in any  agreements  related to the Plan (the  "Independent  Directors"), this Plan shall become effective as of September 3, 2002.

Section 5.        Term

This Plan will  continue in effect for one year from the date  hereof,  and will continue thereafter in full force and effect for successive periods of up to one year,  provided that each such continuance is approved in the manner provided in
Section 4.

Section 6.        Reporting Requirements

ACIM shall  administer  this Plan in accordance with Rule 12b-1 of the 1940 Act.
ACIM will provide to each Issuer's  Board,  and the  Independent  Directors will review and approve, in exercise of their fiduciary duties, at least quarterly, a written  report of the amounts  expended  with  respect to the A Class shares of each Fund by ACIM under this Plan and such other  information as may be required by the 1940 Act and Rule 12b-1 thereunder.

Section 7.        Termination

This Plan may be  terminated  without  penalty at any time with respect to the A
Class shares of any Fund by vote of the Board of the Issuer of which the Fund is a series, by votes of a majority of the Independent  Directors,  or by vote of a majority of the outstanding  voting A Class shares of that Fund.  Termination of the Plan with  respect  to the A Class  shares of one Fund will not  affect  the continued  effectiveness  of this Plan with respect to the A Class shares of any other Fund.

Section 8.        Amendments to this Plan

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  Section 1 hereof  unless  such  amendment  is approved in the manner  provided for initial  approval in Section 4 hereof,  and such  amendment  is further  approved  by a majority of the  outstanding  voting securities of the A Class shares of the Fund. No other material amendment to the
Plan will be made unless approved in the manner provided for approval and annual renewal in Section 5 hereof; provided,  however, that a new Fund may be added by any Issuer upon approval by that Issuer's Board by executing a new Schedule A to this Plan.

Section 9.        Recordkeeping

The Issuers will preserve copies of this Plan (including any amendments thereto)
and any related agreements and all reports made pursuant to Section 6 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

Section 10.       Independent Directors

So long as the Plan remains in effect,  the selection and  nomination of persons to serve as  Independent  Directors  on each  Board  shall be  committed  to the
discretion  of  the  Independent   Directors  on  that  Board  then  in  office.
Notwithstanding  the above,  nothing herein shall prevent the  participation  of other  persons  in the  selection  and  nomination  process  so  long as a final decision on any such  selection or nomination is within the  discretion  of, and approved by, the Independent Directors so responsible.

 IN WITNESS WHEREOF, the Issuers have adopted this Plan as of September 3, 2002.

                                       AMERICAN CENTURY CALIFORNIA TAX-FREE
                                          AND MUNICIPAL FUNDS
                                       AMERICAN CENTURY INVESTMENT TRUST
                                       AMERICAN CENTURY MUNICIPAL TRUST
                                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                                       AMERICAN CENTURY WORLD MUTUAL
                                          FUNDS, INC.
                                       AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                       By:    /s/Charles A. Etherington
                                       Name:  Charles A. Etherington
                                       Title: Vice President

                                   SCHEDULE A

                         Series Offering A Class Shares

Series                                                       Date Plan Effective
------                                                       -------------------

American Century California Tax-Free and
Municipal Funds
*        California High-Yield Municipal Fund                 September 3, 2002

American Century Investment Trust
*        Prime Money Market Fund                              September 3, 2002
*        Diversified Bond Fund                                September 3, 2002
*        High-Yield Fund                                      September 3, 2002

American Century Municipal Trust
*        High-Yield Municipal Fund                            September 3, 2002

American Century Mutual Funds, Inc.
*        Select Fund                                          September 3, 2002
*        New Opportunities II Fund                            September 3, 2002
*        Large Company Growth Fund                            September 3, 2002

American Century World Mutual Funds, Inc.
*        International Growth Fund                            September 3, 2002

American Century Capital Portfolios, Inc.
*        Large Company Value Fund                             September 3, 2002
*        Value Fund                                           September 3, 2002

By:    /s/Charles A. Etherington
Name:  Charles A. Etherington
Title: Vice President
Date:  September 3, 2002